Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-214862; 333-195948; 333-190138; 333-168597; 333-151659; 333-137933; 333-131457; 333-116369; 333-115311; and 333-112238 on Form S-8 of Tessera Holding Corporation of our report dated March 7, 2016, relating to the consolidated financial statements and financial statement schedule of DTS, Inc. for the year ended December 31, 2015 appearing in this Current Report on Form 8-K/A of Tessera Holding Corporation.

/s/ Deloitte & Touche LLP

Los Angeles, CA

February 3, 2017